UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust I

JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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277 Park Avenue New York, NY 10172

Shareholder Name
Address 1
Address 2
Address 3
City, State, Zip

YOUR RESPONSE IS REQUESTED

JPMorgan Growth Advantage Fund

JPMorgan Large Cap Growth Fund

JPMorgan U.S. GARP Equity Fund

Dear Shareholder:

We have been trying to contact you about an important matter. You have an investment in one or more of the JPMorgan Funds listed above.

We would like to speak with you regarding this matter. Please contact us toll-free at 1-888-628-1041 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference your Investor ID listed below.

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for attending to this request. We deeply appreciate your investment in JPMorgan Funds.

Sincerely,

Brian S. Shlissel
President
JPMorgan Trust I
JPMorgan Trust II
J.P. Morgan Mutual Fund Investment Trust

INVESTOR ID:	01234567891	Security ID:	12345678
Shares owned:	01234	Household ID:	01234567891

THIS LETTER RELATES TO YOUR INVESTMENT IN JPMORGAN FUNDS